Exhibit 10.14

EXECUTION COPY

THE HOWARD HUGHES CORPORATION
NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of November 9, 2010 (the “Grant Date”) by and between The Howard Hughes Corporation, a Delaware corporation (the “Company”) and Adam S. Metz (the “Employee”).

WHEREAS, General Growth Properties, Inc., a Delaware corporation (“GGP”) granted Employee an option to purchase 1,015,761 shares of GGP pursuant to that certain Non-Qualified Stock Option Agreement, dated as of November 3, 2008 (the “Original Agreement”);

WHEREAS, the Company is a newly formed corporation that was created to hold certain assets and liabilities of GGP, which will be transferred pursuant to that certain Separation Agreement, dated as of the date hereof (the “Separation Agreement”);

WHEREAS, pursuant to the plan of reorganization filed by GGP and certain of its subsidiaries under Chapter 11 of title 11 of the United States Code (as amended from time to time, the “Plan of Reorganization”), the option shall be converted into (i) an option to acquire the same number of shares of common stock of GGP and (ii) an option (the “Option”) to acquire ..098344 shares of common stock of the Company, par value $0.01 per share (“Common Stock”) for each existing option for one share of GGP;

WHEREAS, the Company has adopted The Howard Hughes Corporation 2010 Equity Incentive Plan (the “2010 Plan”) and the Option will be assumed by the 2010 Plan as of the Plan Effective Date (as defined in the Separation Agreement);

WHEREAS, the Employee and the Company desire to adjust the exercise price and number and kind of shares subject to the Option pursuant to Section 6 of the Original Agreement and Section 13 of the Plan and in accordance with Section 409A of the Code; and

WHEREAS, the Company shall deliver Common Stock to the Employee upon the exercise of the Option, subject to the terms of this Agreement and the Plan.

NOW, THEREFORE, for good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Grant of Option.  The Company hereby grants to the Employee an option to purchase 99,893 shares of Common Stock at a purchase price per share that shall be determined in accordance with the methodology set forth in the Plan of Reorganization, subject to the vesting and exercise requirements as set forth in this Agreement.  This Option is a Non-Qualified Stock Option and is not intended to qualify as an incentive stock option as defined in, and subject to, Section 422 of the Code.

The grant of this Option has been approved by the Compensation Committee of the Company’s Board of Directors.

2.             Time for Exercise of Options.

(a)           The Option shall become exercisable for 100% of the shares of Common Stock subject hereto on the first to occur of (i) October 25, 2009 and (ii) a Change in Control (as defined in the General Growth Properties, Inc. 2003 Incentive Stock Plan, as Amended and Restated (the “Plan”)).  The Option is fully vested as of the date hereof.

(b)           Notwithstanding the foregoing, if prior to October 25, 2009, GGP terminates the Employee’s employment for other than Cause or Disability (as each term in defined in the employment agreement between GGP and the Employee dated as of November 3, 2008 (the “Employment Agreement”)), then a pro-rata portion (but not less than 50%) of the Option shall vest, based on the number of days the Employee was employed with the Company through the Date of Termination (as defined in the Employment Agreement), divided by 365.

(c)           The Option must be exercised if at all on or before the fifth anniversary of the Grant Date (November 3, 2013) and only at such time as the Employee is employed by the Company or GGP or as provided in Section 3 hereof.

3.             Termination of Employment.

(a)           If the Employee’s employment with the Company and GGP, an Affiliate or a Subsidiary terminates by reason of a termination by the Company and GGP without Cause or by reason of death then, notwithstanding the provisions of Section 2 of this Agreement, the Option may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee (as defined in the 2010 Plan) may determine, for a period of one year from the date of such death or termination or until the expiration of the term of the Option, whichever period is shorter.

(b)           If the Employee’s employment with the Company and GGP, an Affiliate or a Subsidiary terminates by reason of Retirement then, notwithstanding the provisions of Section 2 of this Agreement, the Option may thereafter be exercised by the Employee, to the extent exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of three years from the date of such termination of employment or until the expiration of the term hereof, whichever period is shorter; provided, however, that if the Employee dies within such three year period, any unexercised portion of this Option shall, notwithstanding the expiration of such three year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the term hereof, whichever period is shorter.

(c)           If the Employee’s employment with the Company and GGP, an Affiliate or a Subsidiary terminates by reason of Disability then, notwithstanding the provisions of Section 2 of this Agreement, the Option may thereafter be exercised by the Employee, to the extent exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of three years from the date of such termination of employment or until the expiration of the term hereof, whichever period is shorter; provided, however, that if the Employee dies within such three year period, any unexercised portion of the Option shall, notwithstanding the expiration of such three year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the term hereof, whichever period is shorter.

(d)           If the Employee’s employment with the Company and GGP, an Affiliate or a Subsidiary terminates for any reason other than death, Disability, Retirement Cause or without Cause, then, notwithstanding the provisions of Section 2 of this Agreement, the Option shall terminate, except that the Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of one year from the date of such termination of employment or the balance of the term of the Option; provided, however, that if the Employee dies within such one year period, any unexercised portion of the Option shall, notwithstanding the expiration of such one year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of the Option, whichever period is shorter.

(e)           In the event the Employee’s employment with the Company and GGP, an Affiliate or a Subsidiary terminates for Cause, any unexercised portion of the Option shall expire immediately upon the giving to the Employee of notice of such termination of employment.

(f)            Notwithstanding any language to the contrary set forth in Section 1(h) of the Plan, for purposes of this Agreement, the term “Cause” as used herein shall have the meaning set forth in the Employment Agreement.

4.             Method of Exercise.  The Option may be exercised by written notice (the “Notice”), addressed and delivered to the Company specifying the number of whole shares of Common Stock subject to the Option to be purchased.  The Notice shall be accompanied by (i) cash, or (ii) that number of Mature Shares of unrestricted Common Stock which have an aggregate Fair Market Value (as defined in the Plan), as of the date of exercise, equal to the aggregate exercise price for all of the shares of Common Stock subject to such exercise, or (iii) any combination of (i) or (ii) hereof or (iv) subject to Section 17(g) of the Plan in the case of an “Executive Officer” (as defined in Rule 3b-7 of the Exchange Act), by delivery of a properly executed exercise notice together with such other documentation as the Committee and a qualified broker, if applicable, shall require to effect an exercise of the Option, and delivery to the Company of the sale or loan proceeds required to pay the exercise price.  The

Employee agrees, that no later than the date as of which an amount first becomes includible in his gross income for Federal income tax purposes with respect to the Option, the Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.  Withholding obligations may be settled with Common Stock, including Common Stock that is acquired upon exercise of the Option.  The obligations of the Company under this Agreement and the Plan shall be conditional on such payment or arrangements, and the Company, its Affiliates and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Employee.

5.             Delivery of Stock Certificates.  The Option shall be deemed to have been exercised upon receipt by the Company of the Notice accompanied by the exercise price (the “Exercise Date”) and the Employee shall be treated as the holder of record of the shares with respect to which the Option is exercised as of the Exercise Date for all purposes.

6.             Adjustment Provisions.  Subject to any required action by the stockholders of the Company and the terms of the Plan, if, during the term of this Agreement, there shall be any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Board (as defined in the 2010 Plan) shall make an appropriate and equitable adjustment in the aggregate number, kind and option price of shares subject to this Option; provided, however, that the dilution effect of the Shares authorized, plus the shares reserved for issuance pursuant to all other stock-related plans of the Company, shall not exceed 10 percent.  Such adjustment shall be made by the Board in its sole discretion, whose determination in that respect shall be final, binding and conclusive.

7.             Non-Transferability.  The Option is not transferable or assignable by the Employee other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order and is exercisable during the lifetime of the Employee only by the Employee, his guardian or legal representative or by an alternate payee pursuant to such qualified domestic relations order.

8.             Compliance with Law.  By accepting the Option, the Employee agrees for himself and his guardian or legal representative that no shares of Common Stock shall be delivered pursuant to the Option until qualified for delivery under applicable securities laws and regulations as determined by the Company or its legal counsel.

The Company shall promptly upon the grant of this Option file a registration statement on Form S-8 with the Securities and Exchange Commission covering the securities subject to the Option.

9.             Limitations.  The Employee shall have no rights as a stockholder with respect to shares as to which the Option shall not have been exercised and payment made as herein provided and shall have no rights with respect to such shares not expressly conferred by this Agreement.  Nothing contained in this Agreement shall be construed to be a contract of employment between the Company, an Affiliate or a Subsidiary and the Employee.

10.           Construction.

(a)           Successors.  This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs and successors, except as expressly herein otherwise provided.

(b)           Entire Agreement; Modification.  This Agreement contains the entire understanding between the parties with respect to the matters referred to herein.  Subject to Section 15 of the Plan, this Agreement may be amended by the Committee.

(c)           Capitalized Terms; Headings; Pronouns; Governing Law.  Capitalized terms used and not otherwise defined herein are deemed to have the same meanings as in the Plan.  The descriptive headings of the respective sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to modify or construe the provisions which follow them.  Any use of any masculine pronoun shall include the feminine and vice-versa and any use of a singular, the plural and vice-versa, as the context and facts may require.  The construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of Delaware.

(d)           Notices.  All communications between the parties shall be in writing and shall be deemed to have been duly given as of the date and time of hand delivery or three days after mailing via certified or registered mail, return receipt requested, proper postage prepaid to the following or such other addresses of which the parties shall from time to time notify one another.

(1)           If to the Company:                The Howard Hughes Corporation
13355 Noel Road
Suite 950
Dallas, Texas 75240

(2)           If to the Employee:               Adam S. Metz
c/o General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois 60606

(e)           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.

(f)            Counterpart Execution.  This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute the entire document.

11.           Incorporation of the Plan Terms.  The parties hereby incorporate all of the terms and conditions of the Plan into the terms of this Agreement, and this Agreement shall be interpreted and administered as if the Option were granted pursuant to the Plan.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.

THE HOWARD HUGHES CORPORATION

/s/ Rael Diamond
Name:	Rael Diamond
Title:	Interim Chief Financial Officer

[SIGNATURE PAGE TO METZ OPTION AGREEMENT]

EMPLOYEE

/s/ Adam S. Metz
Adam S. Metz

[SIGNATURE PAGE TO METZ OPTION AGREEMENT]